UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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PARK-OHIO HOLDINGS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PARK-OHIO HOLDINGS CORP.
23000 Euclid Avenue
Cleveland, Ohio 44117

Notice of 2007 Annual Meeting of Shareholders

The 2007 annual meeting of shareholders of Park-Ohio Holdings Corp., an Ohio corporation, will be held at The Manor, 24111 Tungsten/Rockwell Road, Euclid, Ohio 44117, on Thursday, May 24, 2007, at 11 A.M., Cleveland Time. The purposes of the meeting are:

1.	To elect three directors to serve until the 2010 annual meeting of shareholders; and

2.	To act on other matters that are properly brought before the Annual Meeting or any adjournments, postponements or continuations thereof.

The Board of Directors set March 30, 2007 as the record date for the Annual Meeting. This means that owners of Common Stock at the close of business on that date are entitled to (1) receive notice of the Annual Meeting and (2) vote at the Annual Meeting and any adjournments, postponements or continuations of the Annual Meeting.

You are invited to attend the Annual Meeting and urged to mark, sign and return the proxy card in the enclosed envelope, regardless of whether you expect to attend the Annual Meeting. No postage is required if mailed in the United States. Your proxy will not be used if you attend the Annual Meeting and vote in person. If you attend the Annual Meeting, you may be asked to present a valid picture identification.

By Order of the Board of Directors

Robert D. Vilsack
  Secretary

April 19, 2007

Proxy Statement for Annual Meeting of Shareholders To Be Held On May 24, 2007
GENERAL INFORMATION
ELECTION OF DIRECTORS
PRINCIPAL SHAREHOLDERS
CERTAIN MATTERS PERTAINING TO THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
PENSION BENEFITS AND NONQUALIFIED DEFERRED COMPENSATION
POTENTIAL POST-EMPLOYMENT PAYMENTS
COMPENSATION OF DIRECTORS
AUDIT COMMITTEE
TRANSACTIONS WITH RELATED PERSONS
SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING
ANNUAL REPORT

PARK-OHIO HOLDINGS CORP.
23000 Euclid Avenue
Cleveland, Ohio 44117

Proxy Statement for
Annual Meeting of Shareholders
To Be Held On May 24, 2007

GENERAL INFORMATION

The Board of Directors of Park-Ohio Holdings Corp. is furnishing this proxy statement in order to solicit proxies on its behalf to be voted at our 2007 annual meeting of shareholders. The Annual Meeting will be held at The Manor, 24111 Tungsten/Rockwell Road, Euclid, Ohio 44117 on Thursday, May 24, 2007, at 11 A.M., Cleveland Time, and any and all adjournments, postponements or continuations thereof.

Proxy materials are first being mailed to shareholders on or about April 19, 2007. A shareholder giving a proxy may revoke it, without affecting any vote previously taken, by a later appointment received by us prior to the Annual Meeting or by giving notice to us in writing or in open meeting. Attendance at the meeting will not in itself revoke a proxy. Shares represented by properly executed proxies will be voted at the meeting. If a shareholder has specified how the proxy is to be voted with respect to a matter listed on the proxy, it will be voted in accordance with such specifications. If no specification is made, the executed proxy will be voted “FOR” the election of the nominees for directors.

The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting is March 30, 2007. As of March 30, 2007, there were issued and outstanding 11,373,757 shares of our Common Stock, par value $1.00 per share. Each share is entitled to one vote on each matter presented at the Annual Meeting. Our Articles of Incorporation do not provide for cumulative voting in the election of directors. The affirmative vote of a plurality of the shares of Common Stock represented at the Annual Meeting is required to elect Patrick V. Auletta, Dan T. Moore III and James W. Wert as directors to serve until the 2010 annual meeting of shareholders.

We are not aware of any matters other than those described in this proxy statement which will be presented to the Annual Meeting for action on the part of the shareholders. If any other matters are properly brought before the meeting, of which we did not have notice of on or prior to February 28, 2007, or that applicable law otherwise permits proxies to vote on a discretionary basis, it is the intention of the persons named in the accompanying proxy to vote the shares to which the proxy relates thereon in accordance with their best judgment. Abstentions and broker non-votes will be counted as present at the meeting for purposes of determining a quorum, but will not be counted as voting, except as otherwise required by law and indicated herein.

The cost of soliciting proxies, including the charges and expenses incurred by brokerage firms and other persons for the forwarding of proxy materials to the beneficial owners of such shares, will be borne by us. Proxies may be solicited by our officers and employees by letter, by telephone or in person. Such individuals will not be additionally compensated but may be reimbursed by us for reasonable out-of-pocket expenses incurred in connection therewith. In addition, we have retained Morrow & Co., Inc., a professional proxy soliciting firm, to assist in the solicitation of proxies and will pay such firm a fee, estimated to be approximately $4,000, plus reimbursement of out-of-pocket expenses.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

The authorized number of directors is presently fixed at nine, divided into three classes of three members. The directors of each class are elected for three-year terms so that the term of office of one class of directors expires at each annual meeting. Proxies may only be voted for the nominees identified in the section entitled “Nominees for Election.”

The class of directors to be elected in 2007, who will hold their positions for a term of three years and until the election of their successors, has been fixed at three. Unless otherwise directed, the persons named in the accompanying proxy will vote the proxies received by them (unless authority to vote is withheld) in favor of electing to that class: Patrick V. Auletta, Dan T. Moore III and James W. Wert, all of whom have been previously elected as directors by shareholders. If any nominee is not available at the time of election, the proxy holders may vote in their discretion for a substitute or such vacancy may be filled later by the Board. We have no reason to believe any nominee will be unavailable.

Lewis E. Hatch and Lawrence O. Selhorst were members in the class of directors whose term expires at the 2008 annual meeting of shareholders. Messrs. Hatch and Selhorst retired effective at the 2006 annual meeting of Shareholders. The Board of Directors continues to conduct searches for suitable candidates for directors to fill the vacancies created by the resignations of Messrs. Hatch and Selhorst. Accordingly, the class of directors whose term expires in 2008 consists of Mr. E. Crawford along with the two vacancies.

Vote Required and Recommendation of The Board of Directors

The affirmative vote of a plurality of the shares of Common Stock represented at the Annual Meeting is required to elect Patrick V. Auletta, Dan T. Moore III and James W. Wert as directors to serve until the 2010 annual meeting of shareholders.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PATRICK V. AULETTA, DAN T. MOORE III AND JAMES W. WERT.

Biographical Information

Information is set forth below regarding the nominees for election and the directors who will continue in office as directors after the Annual Meeting, including their ages, principal occupations during at least the past five years and other directorships presently held. Also set forth is the date each was first elected as a director.

Nominees for Election
		Principal Occupation
Name	Age	and Other Directorships

Patrick V. Auletta (a,b,d)	56	Director since 2004; President Emeritus of KeyBank National Association (financial services company) since 2005; President of KeyBank National Association from 2001 to 2004; has over 34 years of banking experience at KeyBank. Trustee of Cleveland Clinic Foundation.

Dan T. Moore III (c,d)	67	Director since 2003; Chief Executive Officer of Dan T. Moore Co. and related companies (Soundwich, Flow Polymers, Impact Ceramics LLC and Team Wendy) (research and development of advanced materials) since 1969. Director of Invacare Corporation and Hawk Corporation.

James W. Wert (a,b,c,d)	60	Director since 1992 and Vice Chairman since 2002; Chief Executive Officer and President since 2003 and Vice President from 2000 to 2002, Clanco Management Corporation (registered investment advisor); formerly Senior Executive Vice President and Chief Investment Officer of KeyCorp (financial services company) from 1995 to 1996 and Chief Financial Officer, of KeyCorp and predecessor companies from 1990 to 1995. Director of Continental Global Group, Inc., Marlin Business Services Corp. and Clanco Management Corp.

Directors Continuing in Office with Term Expiring in 2008
		Principal Occupation
Name	Age	and Other Directorships

Edward F. Crawford (a)	67	Director, Chairman and Chief Executive Officer since 1992 and President from 1997 to 2003; Chairman, Crawford Group, Inc. (a management company for a group of manufacturing companies) since 1964; Director of Continental Global Group, Inc. Mr. M. Crawford is the son of Mr. E. Crawford.

Directors Continuing in Office with Term Expiring in 2009
		Principal Occupation
Name	Age	and Other Directorships

Matthew V. Crawford	37	Director since 1997; President and Chief Operating Officer of the Company since 2003; Senior Vice President from 2001 to 2003; Assistant Secretary and Corporate Counsel from February 1995 to 2001; President of Crawford Group, Inc. (a management company for a group of manufacturing companies) since 1995. Mr. E. Crawford is the father of Mr. M. Crawford.

Kevin R. Greene (b,d)	48	Director since 1998; Chairman and Chief Executive Officer of KR Group LLC (international investment banking, money management and consulting firm) since 1992; Managing Partner of Cru Capital Management LLC (money management company) since 2005; Managing Partner of James Alpha Management LLC (money management company) since 2005; Chairman and Chief Executive Officer of Capital Resource Holdings L.L.C. (pension consultant) from 1999 through 2004; formerly a management consultant with McKinsey & Company (consulting firm).

Ronna Romney (c,d)	63	Director since 2001; former political and news commentator for radio and television; author; U.S. Senate Candidate for Michigan 1996; former Chairwoman of the President’s Commission for White House Fellowships; former Chairwoman of the President’s Commission for White House Scholars; former Commissioner on the President’s National Advisory Council on Adult Education; Lead Director and Chairwoman of the Corporate Governance and Nominating Committee of Molina Healthcare, Inc.

 a Member, Executive Committee
 b Member, Audit Committee
 c Member, Compensation Committee
 d Member, Nominating and Corporate Governance Committee

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information with respect to beneficial ownership of our Common Stock by: (i) each person (or group of affiliated persons) known to us to be the beneficial owner of more than five percent of our outstanding Common Stock; (ii) each director or director nominee; (iii) each executive officer named in the Summary Compensation Table on Page 15 of this proxy statement individually; and (iv) all directors and executive officers as a group. Unless otherwise indicated, the information is as of February 28, 2007, and the nature of beneficial ownership consists of sole voting and investment power.

	Shares of
	Common Stock		Shares Acquirable	Percent
Name of Beneficial Owner	Currently Owned		Within 60 Days(1)	of Class

Patrick V. Auletta	9,000		—	*
Edward F. Crawford	2,117,130	(a)(b)	308,334	20.8
Matthew V. Crawford	1,146,701	(b)(c)	283,334	12.3
Richard P. Elliott	12,500		6,667	*
Patrick W. Fogarty	32,360	(d)	1,667	*
Kevin R. Greene	7,000		2,000	*
Dan T. Moore, III	8,000		9,500	*
Ronna Romney	15,200		—	*
Robert D. Vilsack	2,669		21,667	*
James W. Wert	103,000		44,500	1.3
FMR Corp.	1,020,736	(e)	—	9.0
GAMCO Investors, Inc.	1,388,774	(f)	—	12.2
Paulette R. Baum Revocable Living Trust u/a/d 7/21/98	611,900	(g)	—	5.4
Private Management Group, Inc.	730,518	(h)	—	6.4
Directors and executive officers as a group (10 persons)	3,356,459		677,669	33.5

 *  Less than one percent.

(1)	Reflects the number of shares that could be purchased by exercise of options vested at February 28, 2007 or within 60 days thereafter.

(a)	The total includes 1,957,824 shares over which Mr. E. Crawford has sole voting and investment power, 22,500 shares owned by L’Accent de Provence of which Mr. E. Crawford is President and owner of 25% of its capital stock and over which Mr. E. Crawford shares voting and investment power, 17,000 shares owned by EFC Properties, Inc. of which Mr. E. Crawford is the President and has sole voting and investment power, and 9,500 shares owned by Mr. E. Crawford’s wife as to which Mr. E. Crawford disclaims beneficial ownership. The total includes 13,205 shares held under the Individual Account Retirement Plan of Park-Ohio Industries, Inc. and Its Subsidiaries as of December 31, 2006. The address of Mr. E. Crawford is the business address of the company.

(b)	Includes an aggregate of 97,101 shares over which Messrs. E. Crawford and M. Crawford have shared voting power and investment power, consisting of: 44,000 shares held by a charitable foundation; 11,700 shares owned by Crawford Container Company; and 41,401 shares owned by First Francis Company, Inc. These 97,101 shares are included in the beneficial ownership amounts reported for both Mr. E. Crawford and Mr. M. Crawford. The address of Mr. M. Crawford is the business address of the company.

(c)	Total includes 1,049,600 shares over which Mr. M. Crawford has sole voting and investment power.

(d)	Total includes 956 shares held under the Individual Account Retirement Plan of Park-Ohio Industries, Inc. and Its Subsidiaries as of December 31, 2006.

(e)	Based on information set forth on Amendment No. 1 to Schedule 13G as filed with the SEC on February 14, 2007, FMR Corp., a parent holding company, as of December 31, 2006, through its subsidiaries, is the beneficial owner of 1,020,736 shares, with the sole power to dispose of or direct the disposition of the 1,020,736 shares owned by funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds. These powers reside with the Boards of Trustees for the funds. FMR Corp. and its subsidiaries are located at 82 Devonshire Street, Boston, Massachusetts 02109.

(f)	Based on information set forth on Amendment No. 17 to Schedule 13D as filed with the SEC on December 7, 2005. Includes 1,064,074 shares held by GAMCO Asset Management Inc., 321,000 shares held by Gabelli Funds, LLC, 700 shares held by Gabelli Foundation, Inc., and 3,000 shares held by MJG Associates Inc., as of December 2, 2005. GGCP, Inc. is the ultimate parent holding company for the above listed companies, and Mr. Mario J. Gabelli is the majority shareholder of GGCP, Inc. Each of the foregoing has the sole power to vote or direct the vote and sole power to dispose or direct the disposition of the reported shares, except that GAMCO Asset Management Inc. does not have the authority to vote 42,000 of the reported shares. The foregoing companies provide securities and investment related services and have their principal business office at One Corporate Center, Rye, New York 10580.

(g)	Based on information set forth on Schedule 13G as filed with the SEC on February 28, 2007, Paulette R. Baum Revocable Living Trust u/a/d 7/21/98 is classified as an individual filer that, as of December 31, 2006, through John B. Baum, Trustee, has the sole power to vote or direct the vote and sole power to dispose or direct the disposition of 611,900 shares. Paulette R. Baum Revocable Living Trust u/a/d 7/21/98 is located at 30201 Orchard Lake Road, Suite 107, Farmington Hills, Michigan 48334.

(h)	Based on information set forth on Amendment No. 2 to Schedule 13G as filed with the SEC on February 6, 2007, Private Management Group, Inc. is an investment adviser that, as of December 31, 2006, has the sole power to vote or direct the vote and sole power to dispose or direct the disposition of 730,518 shares. Private Management Group, Inc. is located at 20 Corporate Park, Suite 400, Irvine, California 92606.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our officers and directors, and persons who beneficially own more than ten percent of our Common Stock, to file reports of ownership and changes in ownership of such securities with the SEC. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file.

Based upon our review of the copies of Section 16(a) forms received by us, and upon written representations from reporting persons concerning the necessity of filing a Form 5, we believe that, during 2006, all filing requirements applicable for reporting persons were met.

CERTAIN MATTERS PERTAINING TO THE BOARD OF DIRECTORS AND
CORPORATE GOVERNANCE

Corporate Governance

The Board believes that there should be a substantial majority of independent directors on the Board. The Board also believes that it is useful and appropriate to have members of management, including the Chief Executive Officer and President, as directors. The current Board members include five independent directors (including all of the nominees).

Director Independence.  Each of Messrs. Auletta, Greene, Moore and Wert and Ms. Romney is “independent” in accordance with the rules of the Nasdaq Stock Market. In addition, each of Messrs. Hatch and Selhorst, who retired effective May 2006, was independent under the rules of the Nasdaq Stock Market. The Nasdaq Stock Market independence definition includes a series of objective tests, such as that the director is not our employee and has not engaged in various types of business dealings with us. In addition, as further required by the Nasdaq Stock Market rules, the Board has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and management.

In addition, as required by the Nasdaq Stock Market rules, the members of the Audit Committee are each “independent” under special standards established by the SEC for members of audit committees. The Audit Committee also includes at least one independent member whom the Board has determined meets the qualifications of an “audit committee financial expert” in accordance with SEC rules. Patrick V. Auletta is the independent director who has been determined to be an audit committee financial expert. Shareholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Auletta’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Auletta any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Code of Business Conduct and Ethics.  All directors, officers and employees must act ethically at all times and in accordance with the policies comprising our Code of Business Conduct and Ethics. A copy of the code is available, without charge, upon written request to: Secretary, Park-Ohio Holdings Corp., 23000 Euclid Avenue, Cleveland, Ohio 44117. A copy of our Code is also available on our website at www.pkoh.com. We intend to disclose any amendment to, or waiver from, the Code of Business Conduct and Ethics by posting such amendment or waiver, as applicable, on our website.

Board of Directors and Committees

Board Committees and Charters.  The Board currently has, and appoints the members of, Audit, Compensation, Nominating and Corporate Governance and Executive Committees. Each member of the Audit, Compensation and Nominating and Corporate Governance Committees is an independent director in accordance with the rules of the Nasdaq Stock Market. The Audit Committee has a written charter approved by the Board.

Audit Committee.  The Audit Committee consists of Messrs. Auletta, Greene and Wert, with Mr. Auletta as its chairman. The Audit Committee assists the Board in its general oversight of our financial reporting, internal controls and audit functions, and is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors. In 2006, the Audit Committee held five meetings. The responsibilities and activities of the Audit Committee are described in greater detail in “Audit Committee Report” and the Audit Committee Charter. The Audit Committee Charter is available on our website at www.pkoh.com.

Compensation Committee.  The Compensation Committee consists of Messrs. Wert and Moore and Ms. Romney, with Ms. Romney as its chairman. The Compensation Committee reviews and approves salaries, performance-based incentives and other matters relating to executive compensation, including reviewing and granting equity awards to executive officers. As described in greater detail below under “Compensation Discussion and Analysis,” the Compensation Committee determines the compensation of our executive officers, including our Chief Executive Officer, or CEO, and directors. With respect to executive officers other than the CEO, the Compensation Committee takes into account the recommendations of the CEO when determining the various elements of their compensation, including the amount and form of such compensation. The Compensation Committee has the sole authority to retain and terminate compensation consultants to assist in the evaluation of executive compensation and the sole authority to approve the fees and other retention terms of any such consultants. During 2006, the Compensation Committee retained Watson Wyatt to assist in the evaluation of our executive compensation program, which evaluation included providing information to the Compensation Committee on trends in executive compensation and other market and peer group data.

The Compensation Committee also reviews and approves various other compensation policies and matters. The Compensation Committee held two meetings in 2006 and also acted by written consent. The Compensation Committee has not yet adopted a written charter.

Executive Committee.  The Executive Committee consists of Messrs. Auletta, E. Crawford and Wert, with Mr. Wert as its chairman. The Executive Committee may exercise the authority of the Board between Board meetings, except to the extent that the Board has delegated authority to another committee or to other persons and except as limited by Ohio law and our Regulations. The Executive Committee held no meetings in 2006, but acted by written consent.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee consists of Messrs. Auletta, Greene, Moore, and Wert and Ms. Romney, with Mr. Wert as its chairman, and consists of all of our independent directors, in accordance with the rules of the Nasdaq Stock Market. The Nominating and Corporate Governance Committee makes recommendations to the Board regarding the size and composition of the Board. The Nominating and Corporate Governance Committee is responsible for reviewing with the Board from time to time the appropriate skills and characteristics required of Board members in the context of the current size and make-up of the Board. This assessment includes issues of diversity in numerous factors such as: age; understanding of and achievements in manufacturing, technology, finance and marketing; and international experience and culture. These factors, and any other qualifications considered useful by the Nominating and Corporate Governance Committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board may change from time to time to take into account changes in business and other trends and the portfolio of skills and experience of current and prospective Board members. Therefore, while focused on the achievement and the ability of potential candidates to make a positive contribution with respect to such factors, the Nominating and Corporate Governance Committee has not established any specific minimum criteria or qualifications that a nominee must possess. The Nominating and Corporate Governance Committee establishes procedures for the nomination process, recommends candidates for election to the Board and also nominates officers for election by the Board. The Nominating and Corporate Governance Committee has not yet adopted a written charter but has a resolution regarding the nomination process.

Consideration of new Board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. In general, candidates for nomination to the Board are suggested by Board members or by employees. The Nominating and Corporate Governance Committee will consider candidates proposed by shareholders. The Nominating and Corporate Governance Committee evaluates candidates proposed by shareholders using the same criteria as for other candidates. Any shareholder nominations proposed for consideration by the Nominating and Corporate Governance Committee should include (1) complete information as to the identity and qualifications of the proposed nominee, including name, address, present and prior business and/or professional affiliations, education and experience and particular fields of expertise, (2) an indication of the nominee’s consent to serve as a director if elected, and (3) the reasons why, in the opinion of the recommending shareholder, the proposed nominee is qualified and suited to be a director, and should be addressed to our Secretary at 23000 Euclid Avenue, Cleveland, Ohio 44117.

The Nominating and Corporate Governance Committee reviews and reports to the Board on a periodic basis with regard to matters of corporate governance. The Nominating and Corporate Governance Committee also reviews and assesses the effectiveness of the Board’s Code of Business Conduct and Ethics and recommends to the Board proposed revisions to the Code. In addition, the Nominating and Corporate Governance Committee reviews shareholder proposals and makes recommendations to the Board for action on such proposals. Pursuant to the rules of the Nasdaq Stock Market, all of the members of the Nominating and Corporate Governance Committee met once without the presence of management directors and acted by written consent during 2006.

Attendance at Board, Committee and Annual Shareholders’ Meetings.  The Board held six meetings in 2006. All directors are expected to attend each meeting of the Board and the committees on which he or she serves. In 2006, no director attended less than 75% of the meetings of the Board and the committees on which he or she served. Directors are expected to attend the Annual Meeting, and eight directors attended the 2006 annual meeting of shareholders.

Shareholder Communications

The Board believes that it is important for shareholders to have a process to send communications to the Board. Accordingly, shareholders who wish to communicate with the Board of Directors or a particular director may do so by sending a letter to our Secretary at 23000 Euclid Avenue, Cleveland, Ohio 44117. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Company Affiliations with the Board of Directors and Nominees

The following affiliation exists between us and nominees or directors:

Mr. Auletta served as President of KeyBank National Association from 2001 to 2004 and is currently President Emeritus of KeyBank. We have a secured $230,000,000 revolving credit facility with J. P. Morgan Chase Bank, N.A. (successor by merger to Bank One, N.A.), as lead arranger and lender. KeyBank is a participant in this credit facility in the amount of approximately $38 million as syndication agent and lender. KeyBank received interest income and fee income from us during 2006. The credit facility was entered into in the ordinary course of business, was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with unrelated parties and does not involve more than the normal risk of collectibility or present other unfavorable features.

In making the determination that Mr. Auletta is independent, the Board of Directors determined that the fact that Mr. Auletta serves as the President Emeritus of KeyBank does not create a material relationship or impair the independence of Mr. Auletta for the reasons set forth in the preceding paragraph and given Mr. Auletta’s current role at KeyBank.

Compensation Committee Interlocks and Insider Participation

Members of the Compensation Committee during 2006 were Messrs. Moore and Wert and Ms. Romney. No current or former officer or employee of ours served on the Compensation Committee during 2006.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Our compensation program is designed to recognize the level of responsibility of an executive within our company, taking into account the executive’s role and expected leadership within our organization and to encourage decisions and actions that have a positive impact on our overall performance.

The Compensation Committee of the Board of Directors administers our compensation program. The Compensation Committee is responsible for reviewing and approving base salaries, bonuses and equity incentive awards for all executive officers. Typically our Chief Executive Officer, or CEO, makes compensation recommendations to the Compensation Committee with respect to decisions concerning other executive officers. The Compensation Committee makes its decisions with respect to our CEO in executive session.

Our compensation philosophy is based upon the following objectives:

•	To reinforce key business strategies and objectives.

•	To reward our executives for their outstanding performance and business results.

•	To emphasize the enhancement of shareholder value.

•	To value the executive’s unique skills and competencies.

•	To attract, retain and motivate qualified executives.

•	To provide a competitive compensation structure.

Peer Group Analysis and Benchmarking

During 2006, the Compensation Committee engaged the services of Watson Wyatt, a worldwide executive compensation and benefits consulting firm, as consultants to help evaluate our executive compensation program and to help select appropriate market data for compensation and benchmarking. Some of the resources used for comparison were the WWDS Top Management Survey, Mercer Executive Compensation Survey, Watson Wyatt Proprietary Executive Survey and comparative executive compensation information from a peer group consisting of the following companies: AAR Corp., Applied Industrial Technologies Inc., Aviall Inc., Century Aluminum Co., Encore Wire Corp., Fairchild Corp., General Cable Corp., Kunan Corp., Lawson Products Inc., Lamson & Sessions Co., Mueller Industries Inc., Shiloh Industries Inc., Superior Essex Inc. and Wolverine Tube Inc. The peer group was established utilizing several factors including the industry, markets, revenue, market capitalization and profitability.

The Compensation Committee took Watson Wyatt’s market survey and peer group data into consideration when making equity awards to our CEO and our President and Chief Operating Officer, or COO, in 2006. Generally, in making those awards, the Compensation Committee considered medians for total compensation from the market survey and peer group data for comparable positions. The Compensation Committee also considered the market survey and peer group data when determining the base salary, bonus and equity components of our other executive officers for 2007. However, actual compensation can vary widely, either above or below these medians, based on company and individual performance, scope of responsibilities, competencies and experience.

Compensation Components

Our compensation program currently has three primary components consisting of a base salary, an annual cash bonus, whether discretionary or pursuant to our Annual Cash Bonus Plan, which we refer to as the Bonus Plan, and equity awards granted pursuant to our Amended and Restated 1998 Long-Term Incentive Plan, which we refer to as the 1998 Plan. In addition, we also offer our executive officers basic retirement savings opportunities, health and welfare benefits and perquisites that supplement the three primary components of compensation.

We view these various components of compensation as related but distinct. Although our Compensation Committee does review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. The appropriate level for each compensation component is based in part, but not entirely, on our view of internal equity and consistency, and other considerations we deem relevant, such as rewarding extraordinary performance. Our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid-out compensation, between cash and non-cash compensation or among different forms of non-cash compensation.

Base Salary

We pay base salaries to recognize each executive officer’s unique value and skills, competencies and experience in light of the executive’s position. Base salaries, including any annual or other adjustments, for our executive officers, other than our CEO, are determined after taking into account recommendations by our CEO. Base salaries for all executive officers are determined by the Compensation Committee after considering such factors as competitive industry salaries, a subjective assessment of the nature of the executive officer’s position, the executive officer’s unique value and historical contributions and the experience and length of the service of the executive officer. For 2006, the only significant increase in base salary for our executive officers was for our COO, whose base salary increased 27% to reflect an increase in the scope and influence of his position and responsibilities, his individual performance and external market conditions. Adjustments to base pay are generally considered during the first quarter of each year and, if made, are effective retroactively to the beginning of the year. For 2007, there were no significant increases in base salaries for our executive officers.

Annual Bonus

Annual bonuses are used to reward our executive officers for achieving key financial and operational objectives, to motivate certain desired individual behaviors and to reward superior individual achievements. Bonus awards for our executive officers, other than for our CEO, are determined by the Compensation Committee after taking into account recommendations by our CEO. The annual bonus awards, other than for our CEO, are fully discretionary and are based on subjective criteria in light of all relevant factors.

We have established the Bonus Plan, which was approved by our shareholders in 2006, for our CEO and any other executive officer selected by the Compensation Committee to participate in the Bonus Plan. The Bonus Plan includes a set of performance measures that can be used to establish the bonus award. Under the Bonus Plan, our CEO or any other selected executive officer is eligible to receive an annual cash bonus depending on the performance of our company against specific performance measures established by the Compensation Committee before the end of the first quarter of each year. For 2006, only our CEO participated in the Bonus Plan and the Compensation Committee selected consolidated adjusted net income as the performance measure for our CEO. For 2006, our CEO was entitled to a bonus award equal to 4% of consolidated adjusted net income. Under the Bonus Plan, the Compensation Committee is authorized to exercise negative discretion and reduce our CEO’s award, but did not do so for 2006.

For 2007, the Compensation Committee has established that the performance measure for our CEO under the Bonus Plan will be 4% of our consolidated income before income taxes. The Compensation Committee believes income before income taxes is an appropriate measure of our core operating performance and directly links our CEO’s annual bonus award to our profitability.

For 2006, our COO was eligible to receive a maximum bonus award of up to 100% of his annual base salary based upon achieving performance objectives. For 2006, these performance objectives related to our profitability, treasury operations, investor relations, strategic planning and corporate development. The achievement of theses objectives by our COO was based on the subjective assessment of the Compensation Committee.

For our other named executive officers, the 2006 bonus awards were determined by the Compensation Committee, after considering recommendations from our CEO and after taking into account individual performance and our profitability. Information about bonuses paid to our executive officers is contained in the “Summary Compensation Table.”

Equity Compensation

We use the grant of equity awards under our 1998 Plan to provide long-term incentive compensation opportunities, which align the executives’ interests with those of our shareholders, and to attract and retain executive officers.

Our Compensation Committee administers our 1998 Plan. Historically, the Compensation Committee has granted options and restricted shares under our 1998 Plan. Other than for grants of equity awards to our CEO, the Compensation Committee typically considers recommendations from our CEO when considering decisions regarding the grant of equity awards to executive officers. The Compensation Committee grants equity awards based on a number of criteria, including the relative rank of the executive officer and the executive’s historical and ongoing contributions to our success based on subjective criteria. There is no set formula for the granting of equity awards to executive officers.

We do not have any program, plan or obligation that requires us to grant equity awards on specific dates. We have not made equity grants in connection with the release or withholding of material, non-public information. Options granted under our 1998 Plan have exercise prices equal to the closing price of our stock on the day of the grant.

In 2006, the Compensation Committee made awards of restricted shares to our CEO and our COO. The Compensation Committee considered the market survey and peer group data provided by Watson Wyatt in determining the value of the equity awards. The Compensation Committee determined the target value of each equity award should be near the median level for long-term equity compensation of our peer group. Information regarding these equity awards granted to our CEO and COO is contained in the “2006 Grants of Plan-Based Awards” table. Information about outstanding equity awards granted to our executive officers is contained in the “Outstanding Equity Awards at December 31, 2006” table.

Other Benefits

We also provide other executive benefits that we consider necessary in order to offer fully-competitive opportunities to attract and retain our executive officers. These benefits include life insurance, company cars or car allowances and club dues. Executive officers are eligible to participate in all of our employee benefit plans, such as the 401(k) retirement savings plan and medical, dental, group life, disability and accidental death and dismemberment insurance, in each case on the same basis as other employees.

Termination of Employment and Change of Control Arrangements

All of our executive officers are employees-at-will and, as such, do not have employment agreements with us. Therefore, we are not obligated to provide any post-employment compensation or benefits. However, upon a change of control, as defined in the 1998 Plan, all unvested stock option grants become fully exercisable and all outstanding restricted share grants fully vest.

Accounting and Tax Treatment

We account for equity compensation paid to our employees under the rules of Financial Accounting Standards Board Statement No. 123 (revised 2004), “Share-Based Payment,” or FAS 123R, which require us to estimate and record an expense over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to a company’s CEO and four other most highly-compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

The Compensation Committee believes that it is generally in our best interest to attempt to structure performance-based compensation, including annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies the statute’s requirements. However, the Compensation Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable us to meet our overall objectives, even if we may not deduct all of the compensation. Accordingly, the Compensation Committee has expressly reserved the authority to award non-deductible compensation in appropriate circumstances.

We are not obligated to offset any income taxes due on any compensation or benefits, including, as discussed below, income or excise taxes due on any income from accelerated vesting of outstanding equity grants. To the extent any such amounts are considered “excess parachute payments” under Section 280G of the Internal Revenue Code and thus not deductible by us, the Compensation Committee is aware of that possibility and has decided to accept the cost of that lost deduction. However, the Compensation Committee has not thought it necessary for us to take on the additional cost of reimbursing executives for any taxes generated by the vesting accelerations.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2006.

Ronna Romney, Chair
Dan T. Moore III
James W. Wert

INFORMATION REGARDING CURRENT YEAR’S COMPENSATION/GRANTS

The following table sets forth for fiscal year 2006 all compensation earned by the individuals who served as our CEO and Chief Financial Officer during the year, and by our three highest paid employees serving as other executive officers as of the end of 2006, whom we refer to collectively as our named executive officers, for services rendered.

Summary Compensation Table

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred	All Other
				Stock	Option	Incentive Plan	Compensation	Compen-
		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)	($)(5)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Edward F. Crawford	2006	750,000	0	245,807	69,584	968,000	0	80,720	2,114,111
Chairman of the Board and Chief Executive Officer
Richard P. Elliott	2006	300,000	125,000	0	13,916	0	0	7,766	446,682
Vice President and Chief Financial Officer
Matthew V. Crawford	2006	350,000	195,000	126,415	69,584	0	0	35,429	776,428
President and Chief Operating Officer
Robert D. Vilsack	2006	230,000	138,000	9,468	19,342	0	0	16,437	413,247
Secretary and
General Counsel
Patrick W. Fogarty	2006	230,000	82,000	9,468	13,916	0	0	20,026	355,410
Director of Corporate Development

(1)	Other than Mr. E. Crawford, non-equity bonus awards to the named executive officers were discretionary amounts not paid pursuant to the Bonus Plan. Bonus awards were given to Messrs. M. Crawford, Elliott, Fogarty and Vilsack based on the discretion of the Compensation Committee. The bonus awards were determined by the Compensation Committee based on recommendations from the CEO and after taking into account the individual performance of the executive officer and our profitability. These amounts are disclosed as bonuses in column (d) above. For Mr. M. Crawford, the 2006 bonus award was based of the achievement of performance measures relating to operating profit, working capital, and other measures that were related to our goals and market conditions for the year subjectively determined by the Compensation Committee.

(2)	Grants of restricted shares were made in 2004 to Messrs. Fogarty and Vilsack and in 2006 to Messrs. E. and M. Crawford. Amounts disclosed in column (e) above represent the dollar amount recognized for financial statement reporting purposes with respect to 2006 for awards of restricted shares granted in 2006 and in prior years, in accordance with FAS 123R. Assumptions used in the calculation of the amounts are included in Note I to our consolidated financial statements included in our Annual Report on Form 10-K for 2006. The restricted shares vest one-third each year over the three years following the grant date, except that the 2006 grant to Mr. M. Crawford will vest one-fifth each year over five years.

(3)	Amounts disclosed in column (f) above represent the dollar amount recognized for financial reporting purposes with respect to 2006 for awards of stock options granted in prior years, in accordance with FAS 123R. The stock options vest one-third each year over the three years following the grant date and expire after ten years, if not exercised before that time. Assumptions used in the calculation of the amounts are included in Note I to our consolidated financial statements included in our Annual Report on Form 10-K for 2006.

(4)	Mr. E. Crawford received a performance-based award under the Bonus Plan equal to 4% of our consolidated adjusted net income for 2006.

(5)	Amounts disclosed in column (i) above include life insurance premiums for all of the named executive officers. For Mr. E. Crawford, this amount was $52,065. Also included in these amounts are our contributions to the 401(k) savings plan for all the named executive officers; car expenses for Messrs. E. Crawford, M. Crawford and Elliott; car allowances for Messrs. Fogarty and Vilsack; telephone expenses for Mr. E. Crawford; and club dues for Messrs. E. Crawford, M. Crawford ($27,663), Fogarty and Vilsack.

Grants of Plan-Based Awards Table

The following table sets forth the restricted share grants and Bonus Plan awards granted in 2006:

2006 Grants of Plan-Based Awards

								All Other	All Other
								Stock	Option
		Estimated Possible Payouts			Estimated Future Payouts			Awards:	Awards:		Grant Date
		Under Non-Equity			Under Equity			Number of	Number	Exercise or	Fair Value
		Incentive Plan Awards(1)			Incentive Plan Awards			Shares of	of Securities	Base Price	of Stock
		Thresh-		Maxi-	Thresh-		Maxi-	Stock or	Underlying	of Option	and Option
	Grant	old	Target	mum	old	Target	mum	Units	Options	Awards	Awards
Name	Date	(#)	($)	($)	(#)	(#)	(#)	(#)(2)	(#)	($/Sh)	($)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Edward F. Crawford	9/12/2006							175,000			2,437,750
Richard P. Elliott
Matthew V. Crawford	9/12/2006							150,000			2,089,500
Robert D. Vilsack
Patrick W. Fogarty

(1)	For 2006, Mr. E. Crawford was entitled to a cash bonus equal to 4% of our consolidated adjusted net income under the Bonus Plan. Accordingly, there is no threshold, target or maximum award amount, except such award is limited to $3.0 million under the terms of the Bonus Plan. For 2006, Mr. E. Crawford earned a bonus in the amount of $968,000.

(2)	The amounts shown in column (i) above are the number of restricted shares granted under the 1998 Plan. The restricted shares vest equally over three years for Mr. E. Crawford and equally over five years for Mr. M. Crawford. Restricted shares were expensed based on the closing price on the September 12, 2006 grant date spread over the three-year or five-year vesting period of the grant, as applicable.

(3)	The amounts shown in column (l) above are the market values of the shares represented by each grant, valued at the closing price of our stock on the September 12, 2006 grant date of $13.93 per share.

For 2006, base salary and bonuses (other than pursuant to non-equity incentive plans) were 35.5% of total compensation in the Summary Compensation table for Mr. E. Crawford; 70.2% for Mr. M. Crawford; 95.1% for Mr. Elliott; 87.8% for Mr. Fogarty and 89.1% for Mr. Vilsack.

None of the named executive officers has an employment agreement with us.

None of the named executive officers participated in the company’s deferred compensation plan.

Outstanding Equity Awards at 2006 Fiscal Year-End

	Option Awards					Stock Awards
									Equity	Equity
									Incentive	Incentive Plan
									Plan	Awards:
									Awards:	Market or
			Equity						Number of	Payout
			Incentive						Unearned	Value of
			Plan						Shares,	Unearned
			Awards:					Market	Units or	Shares,
	Number of	Number of	Number of			Number of		Value of	Other	Units
	Securities	Securities	Securities			Shares or		Shares or	Rights	or Other
	Underlying	Underlying	Underlying			Units of		Units of	That	Rights
	Unexercised	Unexercised	Unexercised	Option		Stock That		Stock That	Have	That Have
	Options	Options	Unearned	Exercise	Option	Have Not		Have Not	Not	Not
	Exercisable	Unexercisable	Options	Price	Expiration	Vested		Vested	Vested	Vested
Name	(#)	(#)(1)	(#)	($)	Date	(#)		($)(4)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)

Edward F. Crawford	300,000			1.91	11/30/2011
	8,334	16,666		14.90	05/02/2015
						175,000	(2)	2,821,000
Richard P. Elliott	5,000			1.91	11/30/2011
	1,667	3,333		14.90	05/02/2015
Matthew V. Crawford	275,000			1.91	11/30/2011
	8,334	16,666		14.90	05/02/2015
						150,000	(3)	2,418,000
Robert D. Vilsack	10,000			3.34	03/10/2013
	10,000			4.40	05/21/2013
						1,000	(2)	16,120
	1,667	3,333		14.90	05/02/2015
Patrick W. Fogarty						1,000	(2)	16,120
	1,667	3,333		14.90	05/02/2015

(1)	These stock options become exercisable equally over a three-year period beginning on the first anniversary of the grant date.

(2)	These restricted shares vest equally over a three-year period beginning on the first anniversary of the grant date.

(3)	These restricted shares vest equally over a five-year period beginning on the first anniversary of the grant date.

(4)	The amounts disclosed in column (h) above are based on the closing price of our Common Stock of $16.12 per share as of December 29, 2006, the last business day of the year.

2006 Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)(1)
(a)	(b)	(c)	(d)	(e)

Edward F. Crawford
Richard P. Elliott
Matthew V. Crawford
Robert D. Vilsack			1,000	19,810
Patrick W. Fogarty			1,000	19,810

(1)	The amounts in column (e) above are based on the closing price of our Common Stock of $19.81 per share as of April 6, 2006, the day on which the restricted shares vested.

PENSION BENEFITS AND NONQUALIFIED DEFERRED COMPENSATION

2006 Pension Benefits and Nonqualified Deferred Compensation Tables

None of the named executive officers participated in any pension plan or any nonqualified deferred compensation plan sponsored by us during 2006.

POTENTIAL POST-EMPLOYMENT PAYMENTS

Upon termination of employment for any reason, no special severance benefits are payable to any of the named executive officers. Upon a change of control, all restricted share grants fully vest and all unvested stock options become immediately exercisable. The value of these vesting accelerations for the named executive officers, as if a change of control had occurred on December 29, 2006, would be as follows:

	Stock	Restricted
	Options	Shares	Total
Name	($)(1)	($)(2)	($)

Edward F. Crawford	20,332	2,821,000	2,841,332
Richard P. Elliott	4,066	0	4,066
Matthew V. Crawford	20,332	2,418,000	2,438,332
Robert D. Vilsack	4,066	16,120	20,186
Patrick W. Fogarty	4,066	16,120	20,186

(1)	Vesting of previously unexercisable options is valued as the spread between the exercise price of $14.90 and the closing market price of $16.12 on December 29, 2006, the last business day of the year.

(2)	Vesting of previously unvested restricted shares is valued at the closing market price of $16.12 on December 29, 2006, the last business day of the year.

No cash payments or other benefits are due the named executive officers upon change of control, as defined in the 1998 Plan. A change of control is generally defined as (i) our corporate reorganization or a sale of substantially all of our assets with the result that the shareholders prior to the reorganization or sale afterwards hold less than a majority of our voting stock; (ii) any person becoming the beneficial owner of 20% or more of the combined voting power of our outstanding securities; (iii) we enter into an agreement changing the control of our voting stock; and (iv) a change in the majority of our Board of Directors.

COMPENSATION OF DIRECTORS

We compensate non-employee directors for serving on our Board of Directors and reimburse them for expenses incurred in connection with Board meetings. During 2006, each non-employee director received as an annual retainer a grant of 2,000 restricted shares. The restricted shares were granted in accordance with the 1998 Plan. The non-employee directors also received $2,000 for each Board meeting attended, or $500 for each Board meeting attended telephonically. Audit Committee and Compensation Committee members received $500 for each meeting attended whether in person or telephonically. Messrs. Hatch and Selhorst retired from the Board effective as of the 2006 annual meeting of shareholders.

					Change in Pension
	Fees				Value and
	Earned or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)(1)	($)	($)	Earnings	($)(2)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Patrick V. Auletta	12,000	44,486	—	—	—		56,486
Kevin R. Greene	12,000	44,486	—	—	—		56,486
Lewis E. Hatch, Jr.	5,500	20,951	—	—	—	5,000	31,451
Dan T. Moore, III	7,500	44,486	—	—	—		51,986
Ronna Romney	10,000	44,486	—	—	—		54,486
Lawrence O. Selhorst	4,000	20,951	—	—	—	5,000	29,951
James W. Wert	11,500	44,486	—	—	—		55,986

(1)	Amounts disclosed in column (c) above represent the dollar amount recognized for financial statement reporting purposes with respect to 2006 for awards of restricted shares granted in 2006 and in prior years, in accordance with FAS 123R. The restricted shares vest one year from the date of grant. The closing price of our stock on the date of grant was $17.89 for the 2,000 shares granted July 15, 2005 and $16.81 for the 3,000 shares granted July 13, 2006 (except for Messrs. Hatch and Selhorst). As of December 31, 2006, each director, other than Messrs. Hatch and Selhorst, who retired in 2006, held 3,000 outstanding shares subject to restriction.

(2)	Travel vouchers in the amount of $5,000 were issued to each of Messrs. Hatch and Selhorst upon their retirement from the Board in appreciation of their services and leadership on our behalf.

AUDIT COMMITTEE

Audit Committee Report

The Audit Committee oversees our accounting and financial reporting processes and the audits of financial statements. The Audit Committee selects our independent auditors. The Committee is composed of three directors, each of whom is independent as defined under the rules of the Nasdaq Stock Market and SEC rules. Currently, the Audit Committee is composed of Messrs. Auletta, Greene and Wert. The Audit Committee operates under a written charter adopted by the Board of Directors.

Management is responsible for our internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and Ernst & Young LLP to review and discuss the audited consolidated financial statements for the year ended December 31, 2006. The Audit Committee discussed with Ernst & Young LLP its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Standards Oversight Board in Rule 3600T, has discussed with Ernst & Young LLP its independence from management and has considered the compatibility of nonaudit services with the auditors’ independence.

The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the overall scope and plans for their respective audits, the results of audit examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Patrick V. Auletta, Chair
Kevin R. Greene
James W. Wert

Independent Auditor Fee Information

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements in each of the last two fiscal years:

	2006	2005

Audit fees	$1,084,000	$1,075,000

Audit-related fees	$83,000	$60,000

Tax fees	$112,000	$179,000

All other fees	$0	$0

	$1,279,000	$1,314,000

Fees for audit services included fees associated with the annual audit, the reviews of quarterly reports on Form 10-Q, statutory audits required internationally and the audit of management’s assessment of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002. Audit-related fees principally included fees in connection with pension plan audits and accounting consultations. Tax fees included fees in connection with tax compliance and tax planning services.

Pre-approval policy

The Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by our independent auditor prior to the commencement of the specified services.

One hundred percent of the services described in “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” were pre-approved by the Audit Committee in accordance with the Audit Committee’s formal policy on auditor independence.

Independent Auditors

The Audit Committee has retained Ernst & Young LLP as our independent auditor for the year ending December 31, 2007. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and have an opportunity to make a statement at the Annual Meeting, if they so desire, and will be available to respond to appropriate shareholders’ questions.

TRANSACTIONS WITH RELATED PERSONS

In accordance with our Audit Committee Charter, our Audit Committee is responsible for reviewing and approving the terms and conditions of all related-party transactions. In some cases, however, the Audit Committee will defer the approval of a related-party transaction to the disinterested members of the full Board of Directors.

Neither the Audit Committee nor the Board of Directors has written policies or procedures with respect to the review, approval or ratification of related-party transactions. Instead, the Audit Committee, or the Board of Directors, as applicable, reviews each proposed transaction on a case-by-case basis taking into account all relevant factors, including whether the terms and conditions are at least as favorable to us as if negotiated on an arm’s-length basis with unrelated third parties.

In January 2007, the Board of Directors, with Messrs. E. Crawford and M. Crawford abstaining, approved a lease for our corporate headquarters in Mayfield Heights, Ohio, consisting of approximately 60,450 square feet at a monthly rent of $68,488. The building is owned by a company owned by Mr. E. Crawford. In connection with the approval of the lease, the Board of Directors received a real estate appraisal establishing the fair market value of the rent.

Additionally, the Board of Directors previously approved the following transactions with related persons: Park-Ohio Industries, Inc. or General Aluminum Mfg. Company, our wholly-owned subsidiary, leases space in three buildings in Conneaut, Ohio: (a) a 91,300 square foot facility owned by a company owned by Mr. M. Crawford, at a monthly rent of $30,400; (b) an additional 70,000 square foot attached facility owned by the same company, at a monthly rent of $10,000; and (c) a separate 50,000 square foot facility owned by the spouse of Mr. E. Crawford, at a monthly rent of $4,000. In addition, General Aluminum leases a 125,000 square foot facility in Huntington, Indiana from a company owned by Mr. E. Crawford, at a monthly rent of $13,500. Park-Ohio Products, Inc., our wholly-owned subsidiary, leases a 150,000 square foot facility in Cleveland, Ohio at a monthly rent of $28,835. This facility is owned by a company owned by Mr. M. Crawford.

SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

2008 Proposals.  Any shareholder who intends to present a proposal to include in the proxy materials for the 2008 annual meeting of shareholders must comply with Rule 14a-8 of the Exchange Act. To have the proposal included in our proxy statement and form of proxy for that meeting, the shareholder must deliver the proposal in writing by December 21, 2007 to the Secretary of the Company, at 23000 Euclid Avenue, Cleveland, Ohio 44117. In connection with proposals of shareholders submitted outside the processes of Rule 14a-8 of the Exchange Act in connection with the 2008 annual meeting of shareholders, our proxy statement relating to the 2008 annual meeting of shareholders will give discretionary authority to those individuals named in the accompanying proxy to vote with respect to all non-Rule 14a-8 proposals received by us after March 5, 2008.

Advance Notice Procedures.  Under our Regulations, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or otherwise brought before the meeting by or at the direction of the Board of Directors or by a shareholder who has delivered written notice to our Secretary not less than sixty days nor more than ninety days before the meeting. If there was less than seventy-five days notice or prior public disclosure of the date of the meeting given or made to the shareholders, then in order for the notice by the shareholder to be timely it must be received no later than the close of business on the fifteenth day after the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

ANNUAL REPORT

Our Annual Report for the year ended December 31, 2006 is being mailed to each shareholder of record with this Proxy Statement. Additional copies may be obtained from the undersigned.

PARK-OHIO HOLDINGS CORP.

ROBERT D. VILSACK
  Secretary

April 19, 2007

c/o National City Bank
Shareholder Services Operations
Locator 5352
P. O. Box 94509
Cleveland, OH 44101-4509
If voting by mail, Proxy must be signed and dated below.
ê Please fold and detach card at perforation before mailing. ê

PARK-OHIO HOLDINGS CORP.	CONFIDENTIAL VOTING INSTRUCTIONS

CONFIDENTIAL VOTING INSTRUCTIONS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
To The Charles Schwab Trust Company, Trustee of the Individual Account Retirement Plan of Park-Ohio Industries, Inc. and Its Subsidiaries (the “Plan”): The undersigned, a participant in the Plan, hereby directs the Trustee to vote in person or by proxy (a) all common shares of Park-Ohio Holdings Corp. credited to the undersigned’s account under the Plan on the record date (“allocated shares”); and (b) the proportionate number of common shares of Park-Ohio Holdings Corp. allocated to the accounts of other participants in the Plan, but for which the Trustee does not receive valid voting instructions (“non-directed shares”) and as to which the undersigned is entitled to direct the voting in accordance with the Plan provisions at the annual meeting of shareholders of Park-Ohio Holdings Corp. to be held at The Manor, 24111 Tungsten/Rockwell Road, Euclid, Ohio 44117, on May 24, 2007, and any and all adjournments, postponements, or continuations thereof. Under the Plan, shares allocated to the accounts of participants for which the Trustee does not receive timely directions in the form of a signed voting instruction card are voted by the Trustee as directed by the participants who timely tender a signed voting instruction card. By completing this Confidential Voting Instruction Form and returning it to the Trustee, you are authorizing the Trustee to vote allocated shares and a proportionate amount of the non-directed shares held in the Plan. The number of non-directed shares for which you may instruct the Trustee to vote will depend on how many other participants exercise their right to direct the voting of their allocated shares. Any participant wishing to vote the non-directed shares differently from the allocated shares may do so by requesting a separate voting instruction form from the Trustee at 800-724-7526.

DATE:	, 2007

(Sign here)
NOTE: Please sign exactly as name appears hereon.

Directions to The Manor
24111 Tungsten/Rockwell Road
Euclid, Ohio 44117
The Manor is in Heritage Business Park, on the North Side of Euclid Avenue just East of the Park-Ohio Headquarters, between Babbitt Road and East 222.
ê Please fold and detach card at perforation before mailing. ê

Confidential Voting Instruction Form
YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES BELOW, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS FORM. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW IN PROPOSAL 1.
If This Confidential Voting Instruction Form Is Properly Executed And Returned, Shares Represented Hereby Will Be Voted In The Manner Specified By The Participant.
1.	THE ELECTION OF DIRECTORS

☐	FOR all nominees listed below (except as otherwise marked below)	☐	WITHHOLD Authority to vote for all nominees listed below

Patrick V. Auletta	Dan T. Moore III	James W. Wert
(Instructions: to withhold authority to vote for any individual nominee, strike a line through that nominee’s name)
2.	THE PROXIES ARE AUTHORIZED, IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF.
(Continued, and to be signed on reverse)

c/o National City Bank
Shareholder Services Operations
Locator 5352
P. O. Box 94509
Cleveland, OH 44101-4509
If voting by mail, Proxy must be signed and dated below.
ê Please fold and detach card at perforation before mailing. ê

PARK-OHIO HOLDINGS CORP.	PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Kevin R. Greene and Ronna Romney or either of them, are hereby authorized, with full power of substitution, to represent and vote the Common Stock of the undersigned at the annual meeting of shareholders of Park-Ohio Holdings Corp. to be held at The Manor, 24111 Tungsten/Rockwell Road, Euclid, Ohio 44117, on May 24, 2007, and any and all adjournments, postponements or continuations thereof.

DATE:	, 2007

(Sign here)
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Directions to The Manor
24111 Tungsten/Rockwell Road
Euclid, Ohio 44117
The Manor is in Heritage Business Park, on the North Side of Euclid Avenue just East of the Park-Ohio Headquarters, between Babbitt Road and East 222.
ê Please fold and detach card at perforation before mailing. ê

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES BELOW, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED BELOW IN PROPOSAL 1.

P

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O

X

Y
If this Proxy is properly executed and returned, shares represented hereby will be voted in the manner specified by the shareholder. If no specification is made, shares will be voted FOR the election of the persons nominated as directors pursuant to the Proxy Statement.
1.	THE ELECTION OF DIRECTORS

☐	FOR all nominees listed below (except as otherwise marked below)	☐	WITHHOLD Authority to vote for all nominees listed below

Patrick V. Auletta	Dan T. Moore III	James W. Wert
(Instructions: to withhold authority to vote for any individual nominee, strike a line through that nominee’s name)
2.	THE PROXIES ARE AUTHORIZED, IN THEIR DISCRETION, TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF.
(Continued, and to be signed on reverse)